UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2021

Dr. Foods, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56277	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

Catapult Solutions, Inc.
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to Dr. Foods, Inc., formerly known as “Catapult Solutions, Inc.”, a Nevada Company.

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties, and assumptions that are difficult to predict. All statements other than statements of historical fact contained in this Current Report, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. The forward-looking statements made herein are based on the Company’s current expectations. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, its limited operating history, competitive factors in the Company’s industry and market, and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions, and projections, which could provide to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

Item 8.01 Other Events.

On or about September 17, 2021, we incorporated Dr. Foods Co., Ltd., a Japan Company, as a wholly owned subsidiary of the Company. We intend to utilize Dr. Foods Co., Ltd. to, amongst other things, act as an importer, reseller, developer, and manufacturer of various food products that we may develop in the future.

Going forward, and as of the date of this report, we intend to explore opportunities in the food and beverage industry. It should be noted that, at this time, we remain a shell company.

We plan to entertain an agreement with Next Meats Co., Ltd., a Japan company that shares common management with the Company, to co-develop new food products and subsequently offer them for sale. Next Meats Co., Ltd. operates in the “alternative meat” industry. It currently offers, and plans to continue to offer, amongst other things, artificial chicken and beef products made from meat substitutes.

Related Party Disclosure

Next Meats Holdings, Inc., a Nevada Company and White Knight Co., Ltd., a Japan Company, collectively are our majority shareholders. Next Meats Holdings, Inc. is pending completion of an acquisition of Next Meats Co., Ltd. At this time the aforementioned acquisition is not yet effective.

Koichi Ishizuka is the Chief Financial Officer of Next Meats Co., Ltd. and Next Meats Holdings, Inc. He is also our sole officer and Director. Koichi Ishizuka also has control over White Knight Co., Ltd., a Japan Company. He also serves as sole officer and Director of White Knight Co., Ltd.

Given the acquisition of Next Meats Co., Ltd. by Next Meats Holdings, Inc. is not yet completed (effective), it should be noted that as of the current date, majority control of Next Meats Co., Ltd. remains controlled collectively by Ryo Shirai, Hideyuki Sasaki, and Koichi Ishizuka (personally and via ownership of White Knight Co., Ltd., a Japan Company). At this time Next Meats Holdings, Inc. is owned and controlled by Next Meats Co., Ltd.

Additional Matters

Currently, as of the filing date of this report, the Company is pending a FINRA corporate action to effectuate a name change from Catapult Solutions, Inc. to Dr. Foods, Inc., and to change our ticker symbol.

The legal date of our name change, August 24, 2021, will differ from the market release date when posted on FINRA’s daily list. An 8-K will be filed with the Commission after completion of our corporate actions that will detail the new CUSIP number for our common stock and ticker symbol.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dr. Foods, Inc.

Dated: October 5, 2021	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer